UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 28, 2018

Commission file number 1-13163

YUM! BRANDS, INC.

(Exact name of registrant as specified in its charter)

North Carolina	13-3951308
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1441 Gardiner Lane, Louisville, Kentucky	40213
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (502) 874-8300

Former name or former address, if changed since last report:   N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  ☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01                                           Entry into a Material Definitive Agreement.

General

On November 28, 2018 (the “Closing Date”), Taco Bell Funding, LLC (the “Issuer”), a special purpose Delaware limited liability company and a direct, wholly-owned subsidiary of Taco Bell Corp. (“TBC”), completed its previously announced refinancing transaction and issued $825 million of its Series 2018-1 4.318% Fixed Rate Senior Secured Notes, Class A-2-I (the “Series 2018-1 Class A-2-I Notes”) and $625 million of its Series 2018-1 4.940% Fixed Rate Senior Secured Notes, Class A-2-II (the “Series 2018-1 Class A-2-II Notes” and, together with the Series 2018-1 Class A-2-I Notes, the “Notes”) in an offering exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”).

Notes

The Notes were issued under a Base Indenture, dated as of May 11, 2016 (the “Base Indenture”), and the related Series 2018-1 Supplement thereto, dated as of November 28, 2018 (the “Series 2018-1 Supplement”), a copy of which is attached hereto as Exhibit 10.1, by and between the Issuer and Citibank, N.A., as trustee (in such capacity, the “Trustee”) and securities intermediary, and the Amendment No. 2 to Base Indenture, dated as of November 28, 2018, a copy of which is attached hereto as Exhibit 10.2, by and between the Issuer and the Trustee.  The Base Indenture, the Series 2018-1 Supplement and the No. 2 Base Indenture Supplement are collectively referred to as the “Indenture”.

Interest on and principal payments of the Notes are due on a quarterly basis; however, principal payments may be deferred and paid on the Notes prior to the anticipated repayment where certain financial conditions are triggered, in which case minimum amortization (1% per annum) is required.

The legal final maturity date of the Notes is in November 2048, but, unless earlier prepaid to the extent permitted under the Indenture, the anticipated repayment dates of the Series 2018-1 Class A-2-I Notes and the Series 2018-1 Class A-2-II Notes will be approximately 5 years and 10 years, respectively, from the Closing Date.

Additional interest will accrue from and after the anticipated repayment date on the outstanding principal amount of the related tranche of Notes at a per annum rate equal to the rate determined by the Midland Loan Services to be the greater of (i) 5.0% per annum and (ii) a per annum rate equal to the amount, if any, by which the sum of the following exceeds the related Series 2018-1 Class A-2 regular fixed interest rate for the applicable tranche: (A) the yield to maturity (adjusted to a quarterly bond-equivalent basis) on the related Series 2018-1 anticipated repayment date of the United States Treasury Security having a term closest to 10 years plus (B) 5.0%, plus (C) respectively, 1.25% for the Series 2018-1 Class A-2-I Notes and 1.80% for the Series 2018-1 Class A-2-II Notes.  In addition, regular interest will continue to accrue at the related fixed interest rate from and after the applicable Series anticipated repayment date.

The Notes are secured by substantially all of the assets of the Issuer and the Issuer’s special purpose wholly-owned subsidiaries (the “Securitization Entities”).  On the Closing Date, these assets included certain of the domestic revenue-generating assets of TBC, which principally consist of franchise-related agreements, and domestic intellectual property (the “Securitized Assets”).

Neither YUM! Brands, Inc. (the “Company”) nor any subsidiary of the Company, other than the Securitization Entities, will guarantee or in any way be liable for the obligations of the Issuer under the Notes.

Covenants and Restrictions

The Notes are subject to a series of covenants and restrictions customary for transactions of this type, including (i) that the Issuer maintains specified reserve accounts to be used to make required interest payments in respect of the Notes, (ii) provisions relating to optional and mandatory prepayments and the related payment of specified amounts, including specified make-whole payments on the Notes under certain circumstances, (iii) certain indemnification payments relating to taxes, enforcement costs and other customary items and (iv) covenants relating to recordkeeping, access to information and similar matters. The Notes are also subject to rapid amortization events provided for in the

Indenture, including events tied to failure to maintain a stated debt service coverage ratio, gross domestic sales for branded restaurants being below certain levels on certain measurement dates, a manager termination event, an event of default and the failure to repay or refinance the Notes on the applicable scheduled repayment date. The Notes are also subject to certain customary events of default, including events relating to non-payment of required interest or principal due on the Notes, failure to comply with covenants within certain time frames, certain bankruptcy events, breaches of specified representations and warranties, failure of security interests to be effective, certain judgments and failure of the Securitization Entities to maintain a stated debt service coverage ratio.

Use of Proceeds

The Issuer used the net proceeds from the issuance of the Notes to (i) repay in full the Issuer’s Series 2016-1 Class A-2-I Notes and (ii) distribute to TBC approximately $273 million of such net proceeds to repay the revolving facility outstanding balance as of Q3 2018 of affiliates of TBC.  Any additional net proceeds will be distributed to TBC to pay certain transaction-related expenses, for general corporate purposes and may also be used to return capital to shareholders of the Company.

The Notes will not be registered under the Securities Act and may not be offered or sold in the United States absent such registration or an exemption from the registration requirements of the Securities Act.  This report shall not constitute an offer to sell or a solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction where such an offering or sale would be unlawful.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement  of a Registrant.

The information set forth under Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 9.01                                           Financial Statements and Exhibits

The following exhibits are being filed with this Current Report on Form 8-K.

Exhibit Number	Description
10.1	Series 2018-1 Supplement to Base Indenture, dated as of November 28, 2018, by and between the Issuer and Citibank, N.A. as Trustee and Series 2018-1 securities intermediary.

10.2	Amendment No. 2 to Base Indenture, dated as of November 28, 2018, by and between the Issuer and Citibank, N.A. as Trustee and the Series 2018-1 securities intermediary.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUM! BRANDS, INC.
(Registrant)

Date:	December 3, 2018	/s/ Keith Siegner
Vice President, Investor Relations,
Corporate Strategy and Treasurer